UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2013

TMS INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

001-35128	Delaware	20-5899976
(Commission File Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Monongahela Avenue

P.O. Box 2000

Glassport, PA 15045

(412) 678-6141

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

TMS International Corp. (the ‘‘Company’’) held its 2013 Annual Meeting of Stockholders on June 5, 2013. Set forth below are the voting results for each of the four proposals submitted to a vote of the Company’s stockholders:

Proposal 1. Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes

John J. Connelly	255,095,443	766,214	1,298,935

Joseph Curtin	251,294,551	4,567,106	1,298,935

Timothy A. R. Duncanson	249,948,655	5,913,002	1,298,935

Raymond S. Kalouche	252,231,682	3,629,975	1,298,935

Collin Osborne	254,885,889	975,768	1,298,935

Herbert K. Parker	255,394,000	467,657	1,298,935

Manish K. Srivastava	249,948,705	5,912,952	1,298,935

Patrick W. Tolbert	251,183,196	4,678,461	1,298,935

Proposal 2. Vote to ratify Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2013.

Votes For	Votes Against	Abstain	Broker Non-Votes

257,030,528	129,634	430	0

Proposal 3. Advisory vote to approve named executive officer compensation.

Votes For	Votes Against	Abstain	Broker Non-Votes

255,012,561	847,627	1,469	1,298,935

Proposal 4. Vote to approve an amendment to the TMS International Corp. Long Term Incentive Plan and to approve the performance goals under the Plan.

Votes For	Votes Against	Abstain	Broker Non-Votes

254,642,060	1,170,636	48,961	1,298,935

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMS INTERNATIONAL CORP.

Date: June 6, 2013

	By:	/s/ Leon Z. Heller
Leon Z. Heller
Executive Vice President, Secretary and General Counsel

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